Exhibit 5.2

Faegre Drinker Biddle & Reath LLP 600 East 96th Street, Suite 600 Indianapolis, Indiana 46240 +1 317 569 9600 main +1 317 569 9600 fax

November 5, 2020

Anthem, Inc.

220 Virginia Avenue

Indianapolis, Indiana 46204

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Indiana counsel to Anthem, Inc., an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Registration Statement relates to the registration of an unlimited amount of (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”); (ii) shares of preferred stock, without par value, of the Company (the “Preferred Shares”) in one or more series or class, which may be convertible into Common Shares or may be represented by depositary receipts (the “Depositary Shares”); (iii) one or more series of debt securities consisting of debentures, notes or other evidences of indebtedness representing unsubordinated obligations of the Company (the “Senior Debt Securities”); (iv) one or more series of debt securities consisting of debentures, notes or other evidences of indebtedness representing subordinated obligations of the Company (the “Subordinated Debt Securities” and collectively with the Senior Debt Securities, the “Debt Securities”); (v) warrants to purchase Common Shares, Preferred Shares or Depositary Shares (the “Warrants”); (vi) rights to purchase Common Shares, Preferred Shares or Depositary Shares (the “Rights”); (vii) stock purchase contracts relating to the sale and purchase of Common Shares or Preferred Shares (the “Stock Purchase Contracts”); and (viii) stock purchase units of the Company consisting of a Stock Purchase Contract and an interest in Debt Securities or debt obligations of a third party, including U.S. Treasury securities (the “Stock Purchase Units”), to be offered and sold from time to time pursuant to Rule 415 under the Securities Act. The Common Shares, the Preferred Shares, the Depositary Shares, the Debt Securities, the Warrants, the Rights, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the “Securities.”

Any Common Shares are to be issued under the Amended and Restated Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”). Any series of Preferred Shares is to be issued under the Articles of Incorporation and one or more articles of amendment thereto approved by the Board of Directors of the Company and filed with the Secretary of State of the State of Indiana (each, “Articles of Amendment”). Any Senior Debt Securities are to be issued pursuant to an Indenture (the

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“Senior Debt Indenture”), dated as of November 21, 2017, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Debt Trustee”), incorporated by reference as Exhibit 4.1 to the Registration Statement. Any Subordinated Debt Securities are to be issued pursuant to an Indenture (the “Subordinated Debt Indenture”), dated as of May 12, 2015, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Debt Trustee”), incorporated by reference as Exhibit 4.2 to the Registration Statement. Any Depositary Shares are to be issued pursuant to a deposit agreement (including a form of depositary receipt evidencing the Depositary Shares) (the “Deposit Agreement”), to be dated on or about the date of the first issuance of Depositary Shares thereunder, by and between the Company and a financial institution identified therein as the depositary (the “Depositary”), which Deposit Agreement will be filed as an exhibit to the Registration Statement. Any Warrants are to be issued pursuant to a warrant agreement (including a form of certificate evidencing the Warrants) (the “Warrant Agreement”), to be dated on or about the date of the first issuance of Warrants thereunder, by and between the Company and a financial institution identified therein as the warrant agent (the “Warrant Agent”), which Warrant Agreement will be filed as an exhibit to the Registration Statement. Any Rights are to be issued pursuant to a rights agreement (including a form of certificate evidencing the Rights) (the “Rights Agreement”), to be dated on or about the date of the first issuance of Rights thereunder, by and between the Company and a financial institution identified therein as the rights agent (the “Rights Agent”), which Rights Agreement will be filed as an exhibit to the Registration Statement. Any Stock Purchase Contracts are to be issued pursuant to a purchase contract agreement (including a form of Stock Purchase Contract) (the “Stock Purchase Contract Agreement”), to be dated on or about the date of the first issuance of Stock Purchase Contracts thereunder, by and between the Company and a financial institution identified therein as the stock purchase contract agent (the “Stock Purchase Contract Agent”), which Stock Purchase Contract Agreement will be filed as an exhibit to the Registration Statement. Any Stock Purchase Units are to be issued pursuant to a purchase contract agreement (including a form of Stock Purchase Unit) (the “Stock Purchase Unit Agreement”), to be dated on or about the date of the first issuance of Stock Purchase Units thereunder, by and between the Company and a financial institution identified therein as the stock purchase unit agent (the “Stock Purchase Unit Agent”), which Stock Purchase Unit Agreement will be filed as an exhibit to the Registration Statement. The Articles of Incorporation, each Articles of Amendment, the Senior Debt Indenture, the Subordinated Debt Indenture, each Deposit Agreement, each Warrant Agreement, each Rights Agreement, each Stock Purchase Contract Agreement and each Stock Purchase Unit Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

In connection with this opinion we have examined the Articles of Incorporation and Bylaws of the Company, each as amended as of the date hereof, the Registration Statement, the Senior Debt Indenture, the Subordinated Debt Indenture and the proceedings taken by the Company in connection with the authorization of the Securities and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments and other relevant materials as we deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate.

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Based on and subject to the foregoing and to the other assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any offering of Common Shares, including Common Shares issuable in exchange for or upon conversion of Preferred Shares or Debt Securities or upon the exercise or fulfillment of Warrants or Rights or pursuant to Stock Purchase Contracts or issued as a component of Stock Purchase Units, when (i) a prospectus supplement and any other offering material with respect to the Common Shares have been filed with the Commission in compliance with the Securities Act and the rule and regulations thereunder; (ii) the issuance of the Common Shares has been duly authorized by appropriate corporate action; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (iv) the Common Shares have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; (v) certificates representing the Common Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto (or in the case of Common Shares issued without certificates, the due registration of issuance and constructive delivery through book entry of such shares); and (vi) in the case of Common Shares issuable in exchange for or upon conversion of Preferred Shares or Debt Securities or upon the exercise or fulfillment of Warrants or Rights or pursuant to Stock Purchase Contracts or issued as a component of Stock Purchase Units, the actions in respect of such Preferred Shares, Debt Securities, Warrants, Rights, Stock Purchase Contracts or Stock Purchase Units referred to in paragraph 2, 3, 4, 6, 7, 8 or 9 hereof (as the case may be) have been completed, then, upon the happening of such events, such Common Shares will be validly issued, fully paid and nonassessable.

2. With respect to any offering of Preferred Shares, including Preferred Shares underlying Depositary Shares or issuable in exchange for or upon conversion of Debt Securities or upon the exercise or fulfillment of Warrants or Rights or pursuant to Stock Purchase Contracts or issued as a component of Stock Purchase Units, when (i) a prospectus supplement and any other offering material with respect to the Preferred Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) the issuance of the Preferred Shares has been duly authorized by appropriate corporate action; (iii) the Articles of Amendment establishing the terms of the Preferred Shares have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) Preferred Shares with terms so fixed have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; (vi) certificates representing the Preferred Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto (or in the case of Preferred Shares issued without certificates, the due registration of issuance and constructive delivery through book entry of such shares); and (vii) in the case of Preferred Shares underlying Depositary Shares or issuable in exchange for or upon conversion of Debt Securities or upon the exercise or fulfillment of Warrants or Rights or pursuant to Stock Purchase Contracts or issued as a component of Stock Purchase Units, the actions in respect of such Debt Securities, Depositary Shares, Warrants, Rights, Stock Purchase Contracts or Stock Purchase Units referred to in paragraph 3, 4, 5, 6, 7, 8 or 9 hereof (as the case may be) have been completed, then, upon the happening of such events, such Preferred Shares will be validly issued, fully paid and nonassessable.

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3. With respect to any series of the Senior Debt Securities, including any Senior Debt Securities issued as a component of Stock Purchase Units, the Company is validly existing as a corporation and has the corporate power under Indiana law to create the Senior Debt Securities and when (i) a prospectus supplement and any other offering material with respect to such series of Senior Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (iii) the appropriate corporate action has been taken by the Company to authorize the issuance and terms of such series of Senior Debt Securities and related matters and, if applicable, to authorize the execution and delivery of a supplement to, or an officer’s certificate delivered in accordance with, the Senior Debt Indenture with respect to such series of Senior Debt Securities; (iv) if applicable, a supplement to, or an officer’s certificate delivered in accordance with, the Senior Debt Indenture with respect to such series of Senior Debt Securities has been duly executed and delivered by the Company and the Senior Debt Trustee; (v) the Senior Debt Securities, in the form included in the Senior Debt Indenture filed as an exhibit to the Registration Statement (with such changes or additions as permitted in the Senior Debt Indenture), have been duly executed and delivered by the Company and authenticated by the Senior Debt Trustee pursuant to the Senior Debt Indenture and delivered to the purchasers thereof or other persons entitled thereto upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; and (vi) in the case of Senior Debt Securities issued as a component of Stock Purchase Units, the actions in respect of such Stock Purchase Units referred to in paragraph 9 hereof have been completed, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Senior Debt Securities.

4. With respect to any series of the Subordinated Debt Securities, including any Subordinated Debt Securities issued as a component of Stock Purchase Units, the Company is validly existing as a corporation and has the corporate power under Indiana law to create the Subordinated Debt Securities and when (i) a prospectus supplement and any other offering material with respect to such series of Subordinated Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (iii) the appropriate corporate action has been taken by the Company to authorize the issuance and terms of such series of Subordinated Debt Securities and related matters and, if applicable, to authorize the execution and delivery of a supplement to, or an officer’s certificate delivered in accordance with, the Subordinated Debt Indenture with respect to such series of Subordinated Debt Securities; (iv) if applicable, a supplement to, or an officer’s certificate delivered in accordance with, the Subordinated Debt Indenture with respect to such series of Subordinated Debt Securities has been duly executed and delivered by the Company and the Subordinated Debt Trustee; (v) the Subordinated Debt Securities, in the form included in the Subordinated Debt Indenture filed as an exhibit to the Registration Statement (with such changes or additions as permitted in the Subordinated Debt Indenture), have been duly executed and delivered by the Company and authenticated by the Subordinated Debt Trustee pursuant to the Subordinated Debt Indenture and delivered to the purchasers thereof or other persons entitled thereto upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such

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corporate action; and (vi) in the case of Subordinated Debt Securities issued as a component of Stock Purchase Units, the actions in respect of such Stock Purchase Units referred to in paragraph 9 hereof have been completed, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Subordinated Debt Securities.

5. With respect to the Depositary Shares, including Depositary Shares issuable upon the exercise or fulfillment of Warrants or Rights, the Company is validly existing as a corporation and has the corporate power under Indiana law to create the Depositary Shares, and when (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Deposit Agreement and issuance of the Depositary Shares; (ii) the Deposit Agreement has been duly executed and delivered by the Company and the Depositary; (iii) a prospectus supplement and any other offering material with respect to the Depositary Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) the Depositary Shares with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company and the Depositary against payment of the agreed-upon consideration in the manner provided for in the applicable Deposit Agreement, any other relevant agreements and such corporate action; (vi) the corporate actions in respect of the underlying Preferred Shares referred to in paragraph 2 hereof have been completed; and (vii) in the case of Depositary Shares issuable upon the exercise or fulfillment of Warrants or Rights, the actions in respect of such Warrants or Rights referred to in paragraph 6 or 7 hereof (as the case may be) have been completed, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Depositary Shares.

6. With respect to the Warrants, the Company is validly existing as a corporation and has the corporate power under Indiana law to create the Warrants, and when (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement and the issuance of the Warrants; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iii) a prospectus supplement and any other offering material with respect to the Warrants have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (v) the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Warrant Agreement, any other relevant agreements and such corporate action, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Warrants.

7. With respect to the Rights, the Company is validly existing as a corporation and has the corporate power under Indiana law to create the Rights, and when (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Rights Agreement and the issuance of the Rights; (ii) the Rights Agreement has been duly executed and delivered by the Company and the Rights Agent; (iii) a prospectus supplement and any other offering material with respect to the Rights have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (v) the Rights with such

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terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Rights Agreement, any other relevant agreements and such corporate action, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Rights.

8. With respect to the Stock Purchase Contracts, including Stock Purchase Contracts issued as a component of Stock Purchase Units, the Company is validly existing as a corporation and has the corporate power under Indiana law to create the Stock Purchase Contracts, and when (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Stock Purchase Contract Agreement and the Stock Purchase Contracts; (ii) the Stock Purchase Contract Agreement has been duly executed and delivered by the Company and the Stock Purchase Contract Agent; (iii) a prospectus supplement and any other offering material with respect to the Stock Purchase Contracts have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) the Stock Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Stock Purchase Contract Agreement, any other relevant agreements and such corporate action; and (vi) in the case of Stock Purchase Contracts issued as a component of Stock Purchase Units, the actions in respect of such Stock Purchase Units referred to in paragraph 9 hereof have been completed, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Stock Purchase Contracts.

9. With respect to the Stock Purchase Units, the Company is validly existing as a corporation and has the corporate power under Indiana law to create the Stock Purchase Units, and when (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Stock Purchase Unit Agreement and the issuance of the Stock Purchase Units; (ii) the Stock Purchase Unit Agreement has been duly executed and delivered by the Company and the Stock Purchase Unit Agent; (iii) a prospectus supplement and any other offering material with respect to the Stock Purchase Units have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) the Stock Purchase Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Stock Purchase Unit Agreement, any other relevant agreements and such corporate action; and (vi) the corporate actions in respect of any Stock Purchase Contracts or Debt Securities comprising such Stock Purchase Units referred to in paragraph 3, 4 or 8 hereof (as the case may be) have been completed, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Stock Purchase Units.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company will remain duly organized and validly existing under the laws of the State of Indiana, (c) at the time any Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), (i) there will not have occurred any change in applicable law or in the Articles of Incorporation or Bylaws affecting the authorization, issuance,

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execution, authentication, acknowledgement, delivery, filing or validity of such Securities or Governing Documents, and (ii) no relevant corporate actions will have been modified or rescinded, (d) none of the particular terms of any Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law, (e) neither the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor the compliance by the Company with the terms of such Securities or Governing Documents, will result in a violation of or default under any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company then in effect, (f) the Senior Debt Trustee had all requisite power and authority to execute and deliver the Senior Debt Indenture, and the Senior Debt Indenture has been duly authorized by all requisite action by the Senior Debt Trustee, has been duly executed and delivered by the Senior Debt Trustee and is valid, binding and enforceable against the Senior Debt Trustee in accordance with its terms, (g) the Subordinated Debt Trustee had all requisite power and authority to execute and deliver the Subordinated Debt Indenture, and the Subordinated Debt Indenture has been duly authorized by all requisite action by the Subordinated Debt Trustee, has been duly executed and delivered by the Subordinated Debt Trustee and is valid, binding and enforceable against the Subordinated Debt Trustee in accordance with its terms, (h) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the corporate action related thereto, (i) the Company will have received legally sufficient consideration for all Securities, (j) the terms of the Securities will be established in conformity with the applicable Governing Documents and the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under the applicable Governing Documents, (k) any Securities issuable upon conversion, exchange, or exercise or fulfillment of, or upon purchase pursuant to, any other Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and any issuance of such Securities will be effected in accordance with the terms and conditions set forth in such other Securities and the Governing Documents related thereto, (l) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company, and (m) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Indiana Business Corporation Law, as amended.

We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures appearing upon certifications, documents, and proceedings, (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, and each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed, and (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

The opinions set forth herein are limited to the laws of the State of Indiana, and we express no opinion as to the effect of any other laws.

We are furnishing this opinion letter to you in connection with the filing of the Registration Statement. We authorize Hogan Lovells US LLP to rely upon this opinion letter as though it were addressed to them in connection with their opinion letter to be filed as Exhibit 5.1 to the Registration Statement. This opinion is rendered as of the date first written above and we assume no obligation to revise or supplement this opinion thereafter. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Governing Documents.

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We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Validity of the Securities” in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby imply or admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Janelle Blankenship
Janelle Blankenship, Partner